EXHIBIT j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated February 17, 2006, except Note 8 which is dated April 25, 2006 on the financial statements of Ancora Trust (comprising Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund, and Ancora Bancshares) as of December 31, 2005 and to the references to our firm in the prospectus and the Statement of Additional Information.

/s/ Cohen McCurdy, Ltd.

Westlake, Ohio

April 27, 2006